UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 7, 2017

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, Natural Grocers by Vitamin Cottage, Inc. (the Company) announced that Todd Dissinger will be appointed Chief Financial Officer of the Company, effective January 1, 2018. Mr. Dissinger will assume the Chief Financial Officer role from Sandra Buffa, who, as previously announced, will retire effective December 31, 2017.

Mr. Dissinger, age 59, has served as Vice President, Treasurer of Vitamin Cottage Natural Food Markets, Inc., the Company’s operating subsidiary, since August 2015. From 1997 to August 2015, Mr. Dissinger served as Senior Vice President – Treasurer, Risk Management and Credit at The Bon-Ton Stores, Inc., a department store chain. Prior to 1997, Mr. Dissinger held positions in the banking industry, including Vice President – Senior Relationship Manager with PNC Bank. Mr. Dissinger holds BS and MBA degrees from Widener University.

Pursuant to the terms of an employment offer letter dated December 5, 2017, by and between the Company and Mr. Dissinger, effective January 1, 2018 Mr. Dissinger will receive an annual base salary of $360,000 and an annual incentive bonus opportunity of up to 40% of his base salary, to be paid pursuant to the Company’s Incentive Compensation Program (as the same may be amended from time to time). In addition, on or about January 2, 2018, Mr. Dissinger will be awarded restricted stock units (RSUs) under the Company’s 2012 Omnibus Incentive Plan with an aggregate value (based on the opening price of the Company’s common stock on the New York Stock Exchange on the date the RSUs are awarded) equal to $540,000. Such RSUs will vest in five equal annual installments, commencing on the first anniversary of the grant of such RSUs; provided, however, that all unvested RSUs will immediately vest upon the occurence of a change of control affecting the Company. Mr. Dissinger will be entitled to participate in all Company employee benefit plans and programs at a level commensurate with his title and salary band. He will accrue paid time off at the rate of 20 days per annum, increasing to 25 days per annum on January 1, 2019.

Item 7.01. Regulation FD Disclosure

On December 7, 2017, the Company issued a press release announcing Mr. Dissinger’s appointment as Chief Financial Officer. A copy of such press release is furnished herewith as Exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Additionally, the information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press release of Natural Grocers by Vitamin Cottage, Inc. dated December 7, 2017

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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